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                                                             Commission File No.



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MARINE DRILLING COMPANIES, INC.
         (Exact name of registrant as specified in its charter)

                          TEXAS                                         74-2558926
         (State of incorporation or organization)                    (I.R.S. Employer
                                                                    Identification No.)

          ONE SUGAR CREEK CENTER BLVD., SUITE 600
                  SUGAR LAND, TEXAS                                     77478-3556
         (Address of principal executive offices)                        (Zip Code)


                          Securities to be registered
                     pursuant to Section 12(b) of the Act:

                 Title of each class                                     Name of each exchange on
                 to be so registered                                which each class is to be registered
                 -------------------                                ------------------------------------

       Common stock, par value $.01 per share                       New York Stock Exchange
       Preferred share purchase rights                              New York Stock Exchange


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Common stock, par value $.01 per share (the "Common Stock"), of Marine Drilling Companies, Inc., a Texas corporation (the "Company") and the associated preferred share purchase rights (the "Purchase Rights").

         For a description of the Common Stock and the Purchase Rights, see the information set forth under the caption "Description of Common Stock and Preferred Stock" in the Prospectus contained in the Registration Statement on Form S-3 (Registration No. 333-56379), filed by the Company on June 9, 1998, which is incorporated herein by reference. Such description is set forth in
Exhibit 1 to this Registration Statement.

ITEM 2.   EXHIBITS.

          1. Copy of the information set forth under the caption "Description of Common Stock and Preferred Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-3, (Registration No. 333-56379).



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MARINE DRILLING COMPANIES, INC.



                                        By   /s/ T. SCOTT O'KEEFE
                                           -----------------------------------
                                        Name:  T. Scott O'Keefe
                                        Title: Senior Vice President
                                               and Chief Financial Officer

Date:  August 7, 1998




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                              INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------

  1. Copy of the information set forth under the caption "Description of Common Stock and Preferred Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-3, (Registration No. 333-56379).